Exhibit 10.1

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE

REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

E X C H A N G E A G R E E M E N T

THIS EXCHANGE AGREEMENT (this “Agreement”) is executed as of June 30, 2026 (the “Effective Date”) by and between Cloudastructure, Inc., a Delaware corporation (“Company”), and Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”).

A. Pursuant to that certain Securities Purchase Agreement dated March 21, 2025 (as subsequently amended, supplemented, and/or otherwise modified, the “Purchase Agreement”) between Investor and Company, Investor agreed to purchase up to $40,000,000.00 in Series 2 Convertible Preferred Stock (the “Series 2 Preferred Stock”).

B. Subject to the terms of this Agreement, Investor and Company desire to exchange (the “Exchange”) 1,170 shares of Series 2 Preferred Stock (the “Series 2 Shares”) purchased by Investor under the Purchase Agreement for a Promissory Note in the original principal amount of $1,299,870.00 substantially in the form attached hereto as Exhibit A (the “Exchange Note”). The Exchange will consist of Investor surrendering the Series 2 Shares in exchange for the Exchange Note. Other than the surrender of the Series 2 Shares, no consideration of any kind whatsoever shall be given by Investor to Company in connection with this Agreement.

C. This Agreement, the Exchange Note, the Officer’s Certificate (as defined below), and any other documents, agreements, or instruments entered into or delivered in connection with this Agreement, or any amendments to any of the foregoing, are collectively referred to as the “Exchange Documents”.

D. Pursuant to the terms and conditions hereof, Investor and Company agree to exchange the Series 2 Shares for the Exchange Note.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Issuance of Exchange Note. Upon execution of this Agreement, Investor will surrender the Series 2 Shares to Company and Company will issue to Investor the Exchange Note. In conjunction therewith, Company hereby confirms that the Series 2 Shares represent Company’s unconditional obligation to Investor pursuant to the terms of the Series 2 Shares, and that the Exchange Note shall likewise represent Company's unconditional obligation to Investor. Company and Investor agree that upon surrender, the Series 2 Shares will be cancelled and the obligations owed to Investor pursuant to the Series 2 Shares will hereafter be evidenced solely by the Exchange Note.

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2. Closing; Deliveries. The closing of the transaction contemplated hereby (the “Closing”) along with the Exchange Documents shall occur on the Effective Date by means of the exchange of electronic signatures, but shall be deemed to have occurred at the offices of Capital Law Partners PLLC in Lehi, Utah. On the Effective Date, prior to or contemporaneously with the execution and delivery of this Agreement, the following events shall occur:

2.1.	Company shall issue the Exchange Note to Investor.

2.2.	Company shall deliver to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit B (the “Officer’s Certificate”) evidencing the Company’s approval of the Exchange and the Exchange Documents.

2.3.	Mutual delivery of all other Exchange Documents, including without limitation this Agreement.

3. Holding Period; Tacking. Company represents, warrants and agrees that for the purposes of Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”), the holding period of the Exchange Note is intended to include the holding period of the Series 2 Shares from December 15, 2025, which date is the date that the Series 2 Shares were fully paid for. Company agrees not to take a position contrary to this Section 3 in any document, statement, setting, or situation. Notwithstanding the foregoing, the Company’s representations in this Section 3 are based on its current understanding of applicable law and do not constitute a guarantee regarding the interpretation or application of Rule 144 or any other provision of the Securities Act by the Securities and Exchange Commission, any court, or any other regulatory authority. The Exchange Note is being issued in substitution of and exchange for and not in satisfaction of the Series 2 Shares. The Exchange Note shall not constitute a novation or satisfaction and accord of the Series 2 Shares. Company acknowledges and understands that the representations and agreements of Company in this Section 3 are a material inducement to Investor’s decision to consummate the transactions contemplated herein.

4. Investor’s Representations, Warranties and Agreements. In order to induce Company to enter into this Agreement, Investor, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Investor has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Investor hereunder, (c) no commission or other remuneration has been paid or given directly or indirectly by Investor to Company for soliciting the Exchange, and (d) Investor has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Company related to this Agreement.

5. Company’s Representations, Warranties and Agreements. In order to induce Investor to enter into this Agreement, Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Company hereunder, (c) to the best of Company’s knowledge, no Event of Default (as defined in the Series 2 Preferred Stock Certificate of Designations) has occurred under the Series 2 Shares; provided, however, that notwithstanding anything to the contrary in this Agreement, to the extent any Events of Default have occurred or may hereafter occur, such Events of Default have not been, and are not hereby, waived by Investor, (d) except as specifically set forth herein, nothing herein shall in any manner release, lessen, modify or otherwise affect Company’s obligations under the Exchange Note, (e) the issuance of the Exchange Note is duly authorized by all necessary corporate action, (f) Company has not received any consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Series 2 Shares, (g) Company has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Company related to this Agreement, and (h) the Company’s Board of Directors has duly adopted a resolution authorizing this Agreement and the other Exchange Documents and ratifying their terms, as indicated by the Officer’s Certificate.

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6. Purchase Agreement. The parties agree that the terms and provisions of the Purchase Agreement will remain in full force and effect and continue to apply until the Exchange Note has been paid in full.

7. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference. COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8. Arbitration of Claims. This Agreement shall be subject to the Arbitration Provisions (as defined in the Purchase Agreement).

9. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic signature (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the prevailing party shall be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award reasonable fees and expenses for frivolous or bad faith pleading.

11. No Reliance. Each party acknowledges and agrees that neither the other party nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to such party or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Exchange Documents and, in making its decision to enter into the transactions contemplated by this Agreement, such party is not relying on any representation, warranty, covenant or promise of the other party or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

12. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

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13. Entire Agreement. This Agreement, together with the Exchange Documents and the Transaction Documents (as defined in the Purchase Agreement), and all other documents referred to herein, supersedes all other prior oral or written agreements among Company, Investor, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Investor nor Company makes any representation, warranty, covenant or undertaking with respect to such matters.

14. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its financing sources, in whole or in part. Company may not assign this Agreement or any of its obligations herein without the prior written consent of Investor.

16. Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, each of the Exchange Documents and Transaction Documents shall remain in full force and effect, enforceable in accordance with all of its original terms and provisions, and the Exchange Note shall be in full force and effect from its date of issuance in accordance with its terms. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Investor and Company. If there is any conflict between the terms of this Agreement, on the one hand, and the Exchange Note or any other Exchange Document or Transaction Document, on the other hand, the terms of this Agreement shall prevail.

17. Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

18. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Company or Investor shall be given as set forth in the “Notices” section of the Purchase Agreement.

19. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

INVESTOR:

Streeterville Capital, LLC

By:	/s/ John Fife
John Fife, President

COMPANY:

Cloudastructure, Inc.
By:	/s/ James McCormick
James McCormick, Chief Executive Officer

ATTACHMENTS:

Exhibit A Exchange Note

Exhibit B Officer’s Certificate

[Signature Page to Exchange Agreement]

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